Exhibit 99.3

MB Hospitality (AUSN), LP

Financial Statements

December 31, 2016 and 2015

MB Hospitality (AUSN), LP

December 31, 2016 and 2015

INDEPENDENT AUDITORS’ REPORT

To the Partners of

  MB Hospitality (AUSN), LP

We have audited the accompanying financial statements of MB Hospitality (AUSN), LP (a Texas limited partnership), which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, partners’ capital, and cash flows for the year ended December 31, 2016 and for the period from inception (January 22, 2015) through December 31, 2015, and the related notes to financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MB Hospitality (AUSN), LP as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the year ended December 31, 2016 and for the period from inception (January 22, 2015) through December 31, 2015, in accordance with U.S. generally accepted accounting principles.

/s/ Pannell Kerr Forster of Texas, P.C.

August 25, 2017

MB Hospitality (AUSN), LP

Balance Sheets

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$659,497	$2,239,444
Accounts receivable	3,145	—
Prepaid expenses and other current assets	67,712	—

Total current assets	730,354	2,239,444

Property and equipment
Land	1,446,162	1,446,162
Building and improvements	9,965,976	—
Furniture, fixtures and equipment	995,805	—
Construction in progress	—	719,032

Total property and equipment	12,407,943	2,165,194
Other assets, net of accumulated amortization	171,476	237,736

Total assets	$13,309,773	$4,642,374

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$344,295	$228,742
Due to affiliates	142,176	13,513

Total current liabilities	486,471	242,255

Line of credit	8,635,023	1,000

Total liabilities	9,121,494	243,255

Commitments and contingencies

Partners’ capital
Limited partners’ capital	4,187,860	4,398,679
General partners’ capital	419	440

Total partners’ capital	4,188,279	4,399,119

Total liabilities and partners’ capital	$13,309,773	$4,642,374

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Operations

	Year Ended December 31, 2016	Period from Inception (January 22, 2015) to December 31, 2015
Revenues	$—	$—
Costs and expenses
General and administrative	144,514	—

Total costs and expenses	144,514	—

Operating loss	(144,514)	—
Interest expense	66,326	11,043

Net loss	$(210,840)	$(11,043)

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Partners’ Capital

For the Year Ended December 31, 2016 and Period from

Inception (January 22, 2015) to December 31, 2015

	General Partner	Limited Partners	Total
Balance, January 22, 2015	$—	$—	$—
Contributions	441	4,409,721	4,410,162
Net loss	(1)	(11,042)	(11,043)

Balance, December 31, 2015	440	4,398,679	4,399,119
Net loss	(21)	(210,819)	(210,840)

Balance, December 31, 2016	$419	$4,187,860	$4,188,279

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Statements of Cash Flows

	Year Ended December 31, 2016	Period from Inception (January 22, 2015) to December 31, 2015
Cash flows from operating activities:
Net loss	$(210,840)	$(11,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred financing costs	66,260	11,043
Changes in operating assets and liabilities:
Accounts receivable	(3,145)	—
Prepaid expenses and other current assets	(67,712)	—
Other assets	—	(50,000)
Accounts payable	228,835	—
Due to affiliates	128,663	13,513

Net cash provided by (used in) operating activities	142,061	(36,487)

Cash flows from investing activities:
Purchase of property and equipment	(10,356,031)	(1,936,452)

Net cash used in investing activities	(10,356,031)	(1,936,452)

Cash flows from financing activities:
Contributions from partners	—	4,410,162
Deferred financing costs	—	(198,779)
Proceeds from line of credit	8,634,023	1,000

Net cash provided by financing activities	8,634,023	4,212,383

Net increase (decrease) in cash and cash equivalents	(1,579,947)	2,239,444
Cash and equivalents at beginning of period	2,239,444	—

Cash and equivalents at end of period	$659,497	$2,239,444

Supplemental disclosure of cash flow information:
Cash paid for interest	$87,638	$—

Non-cash investing activities:
Purchase of property and equipment	$115,460	$228,742

See accompanying notes to financial statements.

MB Hospitality (AUSN), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies

Description of business

MB Hospitality (AUSN), LP (“the Partnership”), a Texas limited partnership, was formed on January 22, 2015. The Partnership was formed to develop, own and operate a hotel in Austin, Texas consisting of 122 guest rooms and related amenities and facilities. The hotel opened on January 3, 2017.

Organization

The Partnership’s ownership structure is comprised of a General Partner with a 0.01% interest and two Limited Partners with 4.99% and 95.00% interests. Profit and losses are allocated proportionally to the partners based on their respective capital percentages. The partnership agreement has a term lasting until December 31, 2065, unless sooner dissolved in accordance with the agreement.

Cash equivalents

For purposes of the statements of cash flows, the Partnership considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Useful Lives
Building	39 years
Building improvements	27.5 years
Furniture, fixtures and equipment	7 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

The Partnership reviews its properties whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable through operations. If an impairment is indicated, a loss will be recorded for the amount by which the carrying value of the property exceeds its fair value. The Partnership does not believe that any such changes have occurred and as such there were no impairment losses recorded in 2016 or 2015.

Accounts receivable

Accounts receivable will consist of unbilled hotel guest charges for guests staying at the hotel at year-end and corporate account customer charges from various times throughout the year. The Partnership will estimate an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 31, 2016 and 2015.

MB Hospitality (AUSN), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies (Continued)

Other assets

Other assets include deferred franchise fees. Deferred franchise fees represent the initial fees to obtain the right to operate the hotel under the System Hotel name. Deferred franchise fees are amortized on a straight-line basis from the date the hotel opened for business through the expiration date of the franchise agreement. Unamortized deferred franchise fees are included in other assets on the accompanying balance sheets.

Deferred financing costs

Deferred financing costs are incurred in connection with the issuance of long-term debt, and are capitalized and amortized using the straight-line method, which approximates the interest method, over the expected terms of the related debt agreements. Unamortized deferred financing costs are included in other assets on the accompanying balance sheets.

Income taxes

The Partnership is organized as a Texas limited partnership and therefore, income and losses are reported in the tax returns of the partners.

The Partnership recognizes in the financial statements the impact of an uncertain tax position only if that position is more likely than not of being sustained upon examination by the taxing authority. Should the Partnership be subject to examination by the taxing authority, any adjustments required would be passed through to the partners’ for their share of such adjustments.

Revenue recognition

Revenues are recognized when services have been performed, generally at the time of the hotel stay or at the point of sale.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $4,499 and $0, for the years ended December 31, 2016 and 2015, respectively, which is included in general and administrative on the accompanying statements of operations.

Concentrations of credit risk

The Partnership operates one hotel. Future operations could be affected by economic or other conditions in its geographical area or by changes in the travel and tourism industry.

Financial instruments which potentially subject the Partnership to concentrations of credit risk are primarily cash and cash equivalents. The Partnership maintains cash accounts in major U.S. financial institutions. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

MB Hospitality (AUSN), LP

Notes to Financial Statements

December 31, 2016 and 2015

Note 1 - Summary of Significant Accounting Policies (Continued)

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Credit Facility

Effective November 18, 2015, the Partnership entered into a credit facility with a financial institution that allows for draws up to $10,290,000. Interest is due monthly with the outstanding principal balance and any accrued but unpaid interest due at maturity on November 18, 2018. The credit facility is secured by the hotel and partners’ guarantees. Interest accrues at a rate of LIBOR plus 3% per annum. As of December 31, 2016, the interest rate was 3.77%.

For the year ended December 31, 2016, the Partnership capitalized $114,606 of interest from the credit facility related to the construction of the hotel.

In connection with the credit facility, the Partnership incurred deferred financing costs of $198,779. The Partnership recorded $66,260 and $11,043 of interest expense related to the deferred financing costs of the credit facility for the years ended December 31, 2016 and 2015, respectively and the unamortized debt financing cost was $187,736 and $121,476, at December 31, 2016 and 2015, respectively.

Note 3 - Related Party Transactions

At December 31, 2016 and 2015, the Partnership had accounts payable of $142,176 and $13,513, respectively, to a related party for reimbursements.

Note 4 - Subsequent Events

Subsequent to year end, the Partnership received a letter of intent for the purchase of the hotel from a public company. There is a due diligence period of 45 days with closing set to occur 30 days after the due diligence period.

The Partnership has evaluated for subsequent events through August 25, 2017, which is the date the financial statements were available to be issued and has determined that there are no other items that require disclosure.